Exhibit (a)(1)(B)

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY RUSORO MINING LTD. TO PURCHASE ALL ISSUED AND OUTSTANDING GOLD RESERVE SHARES AND GOLD RESERVE EQUITY UNITS OF GOLD RESERVE INC. (INCLUDING THE ASSOCIATED RIGHTS ISSUED UNDER THE SHAREHOLDER RIGHTS PLAN)

LETTER OF TRANSMITTAL

For Deposit of Gold Reserve Shares and/or Gold Reserve Equity Units

(together with the associated rights issued under the Shareholder Rights Plan)

of

GOLD RESERVE INC.

Under the Offer dated December 15, 2008 made by

RUSORO MINING LTD.

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU ARE DEPOSITING GOLD RESERVE EQUITY CERTIFICATE(S); OR
2.	YOU ARE FOLLOWING PROCEDURES FOR BOOK-ENTRY TRANSFER WITH DTC AND DO NOT HAVE AN AGENT’S MESSAGE; OR
3.	YOU PREVIOUSLY DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF JANUARY 21, 2009, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

This Letter of Transmittal (the “Letter of Transmittal”) or a manually signed facsimile thereof, properly completed and duly executed, together with all other required documents, must accompany share certificates and rights certificates, if applicable, representing Class A common shares (the “Gold Reserve Shares”) of Gold Reserve Inc. (“Gold Reserve”), and the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan of Gold Reserve, and certificates representing equity units (the “Gold Reserve Equity Units”) of Gold Reserve (each such equity unit comprised of one Class B common share of Gold Reserve Inc. and one Class B common share of Gold Reserve Corporation) (the Gold Reserve Equity Units together with the Gold Reserve Shares, the “Gold Reserve Equity”), deposited under the offer (the “Offer”) dated December 15, 2008 made by Rusoro Mining Ltd. (“Rusoro”) to purchase all of the issued and outstanding Gold Reserve Equity including any Gold Reserve Equity that may become issued and outstanding after the date of the Offer but before the Expiry Time of the Offer upon the conversion, exchange or exercise of options, warrants or other securities of Gold Reserve (other than SRP Rights) that are convertible into or exchangeable or exercisable for Gold Reserve Equity, together with the SRP Rights issued under the Shareholder Rights Plan, on the basis of three common shares of Rusoro (the “Rusoro Shares”) for each Gold Reserve Equity (the “Offered Consideration”), and must be received by Computershare Investor Services Inc., the depositary for the Offer (the “Depositary”) prior to 12:00 midnight, Eastern time, at the end of January 21, 2009 (the “Expiry Time”) at its office set out below.

Holders of Gold Reserve Shares (the “Gold Reserve Shareholders”) can also accept the Offer by following the procedures for book-entry transfer set forth in Section 5 of the Offer, “Manner of Acceptance — Acceptance by Book-Entry Transfer”. A Gold Reserve Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal unless such Gold Reserve Shareholder is following the procedures for book-entry transfer with DTC and does not have an accompanying Agent’s Message. Gold Reserve Shareholders who utilize CDSX to accept the Offer through a book-entry transfer will be deemed to have completed and submitted a Letter of Transmittal and be bound by the terms hereof.

If a Gold Reserve Shareholder or a holder of Gold Reserve Equity Units (such holders of Gold Reserve Equity Units and Gold Reserve Shareholders collectively “Gold Reserve Equityholders”) wishes to accept the

Offer and deposit Gold Reserve Equity under the Offer and the certificate(s) representing such Gold Reserve Equityholder’s Gold Reserve Equity are not immediately available, or if the certificate(s) and all other required documents cannot be delivered to the Depositary by the Expiry Time, the Gold Reserve Equityholder must deposit its Gold Reserve Equity according to the guaranteed delivery procedure set out in Section 5 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery” by using the Notice of Guaranteed Delivery accompanying the Offer. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Certain terms used but not defined in this Letter of Transmittal are defined in the Glossary to the Offer and Circular and have the respective meanings ascribed thereto in such Glossary.

Any questions and requests for assistance in completing this Letter of Transmittal may be directed to the Information Agent or Depositary. The contact details for the Information Agent and Depositary are provided at the end of this document. Gold Reserve Equityholders whose Gold Reserve Equity is registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should immediately contact that nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Gold Reserve Equity under the Offer.

DELIVERY OF THIS LETTER OF TRANSMITTAL AND GOLD RESERVE EQUITY CERTIFICATE(S) TO AN ADDRESS OTHER THAN THE ADDRESS OF THE DEPOSITARY SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST COMPLETE ALL APPLICABLE BOXES AND BLOCKS IN, AND SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW AND IF YOU ARE A US HOLDER, YOU MUST ALSO COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW (SEE INSTRUCTION 8, “U.S. HOLDERS AND SUBSTITUTE FORM W-9 FOR US HOLDERS ONLY”). IF YOU HAVE A US ADDRESS, BUT ARE NOT A US HOLDER, PLEASE SEE INSTRUCTION 8.

NOTICE TO GOLD RESERVE EQUITYHOLDERS IN THE UNITED STATES

A Registration Statement on Form F-10 has been filed with the U.S. Securities and Exchange Commission (the “SEC”) registering the Rusoro Shares in connection with their offer and sale to Gold Reserve Equityholders pursuant to the Offer as required by the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Pursuant to U.S. state securities laws, Rusoro will not be permitted to take up and pay for Gold Reserve Equity owned by a U.S. resident until the offer and sale in the state in which such person is resident has been registered with the applicable state regulatory agency or an exemption from such registration is available. In this regard, Rusoro intends to file the appropriate forms to qualify the Offer in all states in which Gold Reserve Equityholders reside. There can be no assurance that all states will approve the Offer and sale.

Each Gold Reserve Equityholder is requested to complete Block E to indicate whether the Gold Reserve Equityholder is a person that is resident in the United States or acting for the account or benefit of a person in the United States (a “U.S. Gold Reserve Equityholder”). In addition, each U.S. Gold Reserve Equityholder is requested to complete Block F identifying the U.S. state(s) in which the person making the decision to accept the Offer is resident. Rusoro reserves the right not to take up and pay for Gold Reserve Equity deposited by a Gold Reserve Equityholder that fails to complete Block E or, if applicable, Block F, whose response thereto is illegible or whose investment decisions are, or Rusoro, acting in its sole discretion, reasonably believes are, made in a U.S. state that has not, prior to the Expiry Time, approved the Offer and sale in the manner required by applicable state law.

Any deposited Gold Reserve Equity that is not taken up and paid for by Rusoro pursuant to the terms and conditions of the Offer for any reason will be returned, at Rusoro’s expense, in accordance with the procedures set forth in this Letter of Transmittal and the Offer and accompanying Circular.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	RUSORO MINING LTD.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary, at its office set out herein

The undersigned delivers to you the enclosed certificate(s) representing Gold Reserve Equity, including SRP Rights, deposited under the Offer. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Gold Reserve Equity upon the terms and conditions contained in the Offer. Unless waived by Rusoro, holders of Gold Reserve Equity are required to deposit one SRP Right for each Gold Reserve Share and Gold Reserve Equity Unit (representing the SRP Rights issued in respect of the underlying Class B common shares of Gold Reserve) in order to effect a valid deposit of such Gold Reserve Equity or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. The undersigned understands that by depositing Gold Reserve Equity to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Gold Reserve Equity. No additional payment will be made for the SRP Rights and no amount of the consideration to be paid by Rusoro for the Gold Reserve Equity will be allocated to the SRP Rights. The following are the details of the enclosed certificate(s):

BOX 1

Gold Reserve Equity

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)

Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Gold Reserve Shares or Gold Reserve Equity Units Represented by Certificate(s)	Number of Gold Reserve Shares or Gold Reserve Equity Units Deposited

TOTAL

SRP Rights**

(Please print or type, If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below)
(To be completed if necessary)

Certificate Number(s) (if available)	Name(s) in which Registered (please print)	Number of SRP Rights Represented by Certificate	Number of SRP Rights Deposited

TOTAL

* Unless otherwise indicated, the total number of Gold Reserve Shares and Gold Reserve Equity Units and SRP Rights evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 7 of this Letter of Transmittal, “Partial Deposits”.

** The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights (“Rights Certificates”): (a) if the Separation Time under the Shareholder Rights Plan has not occurred before the Expiry Time, a deposit of Gold Reserve Equity by the undersigned will also constitute a deposit of the associated SRP Rights; (b) if the Separation Time occurs before the Expiry Time and Rights Certificates have been distributed by Gold Reserve to the undersigned prior to the time that the undersigned’s Gold Reserve Equity are deposited under the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Gold Reserve Shares and Gold Reserve Equity Units deposited must be delivered to the Depositary with the certificate(s) representing the Gold Reserve Equity; and (c) if the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time the undersigned deposits its Gold Reserve Equity under the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. Note that in any case, a deposit of Gold Reserve Equity constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Gold Reserve Shares and Gold Reserve Equity Units deposited under the Offer to the Depositary on or before the third trading day on the Toronto Stock Exchange (the “TSX”) after the date, if any, that Rights Certificate(s) are distributed. Rusoro reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Gold Reserve Equity for payment pursuant to the Offer, Rights Certificate(s) from the undersigned representing SRP Rights equal in number to the Gold Reserve Shares and Gold Reserve Equity Units deposited by the undersigned.

The undersigned acknowledges receipt of the Offer and the accompanying Circular and acknowledges that there will be a binding agreement between the undersigned and Rusoro, effective immediately following the time at which Rusoro takes up Gold Reserve Equity deposited by the undersigned pursuant to this Letter of Transmittal, in accordance with the terms and conditions of the Offer. The undersigned represents and warrants that (a) the undersigned or the person on whose behalf a book-entry transfer is made has full power and authority to deposit, sell, assign and transfer the Gold Reserve Equity covered by this Letter of Transmittal delivered to the Depositary (the “Deposited Equity”) and all rights and benefits arising from such Deposited Equity including, without limitation, any and all dividends, distributions, payments, securities, property or other interests (including the SRP Rights if any) that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Equity or any of them on and after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”), (b) the undersigned or the person on whose behalf a book-entry is made owns the Deposited Equity and any Distributions deposited under the Offer, (c) the Deposited Equity and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Equity or Distributions to any other person, (d) the deposit of the Deposited Equity and Distributions complies with applicable laws, and (e) when the Deposited Equity and Distributions are taken up and paid for by Rusoro, Rusoro will acquire good title thereto (and to any Distributions), free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Equity and (unless deposit is made pursuant to the procedure for book-entry transfer set forth in Section 5 of the Offer, “Manner of Acceptance — Book-Entry Transfer”) delivers to Rusoro the enclosed Gold Reserve Equity certificate(s) and Rights Certificate(s), if applicable, representing the Deposited Equity and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to Rusoro all right, title and interest in and to the Deposited Equity, and in and to all rights and benefits arising from the Deposited Equity including the SRP Rights, whether or not separated from the Gold Reserve Equity, and any and all Distributions.

If, on or after the date of the Offer, Gold Reserve should divide, combine, reclassify, consolidate, convert or otherwise change any of the Gold Reserve Equity or its capitalization, or disclose that it has taken or intends to take any such action, the undersigned agrees that Rusoro may, in its sole discretion and without prejudice to its rights under “Conditions of the Offer” in Section 2 of the Offer, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect such division, combination, reclassification, consolidation, conversion or other change.

Gold Reserve Equity and any Distributions acquired under the Offer shall be transferred by the Gold Reserve Equityholder and acquired by Rusoro free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, property, rights (including SRP Rights), assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Gold Reserve Equity, whether or not separated from the Gold Reserve Equity. If, on or after the date of the Offer, Gold Reserve should declare, set aside or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Gold Reserve Equity, which is or are payable or distributable to Gold Reserve Equityholders on a record date prior to the date of transfer into the name of Rusoro or its nominee or transferee on the securities registers maintained by or on behalf of Gold Reserve in respect of Gold Reserve Equity accepted for purchase under the Offer, then (and without prejudice to its rights under “Conditions of the Offer” in Section 4 of the Offer): (a) in the case of cash dividends, distributions or payments, the amount of dividends, distributions or payments shall be received and held by the depositing Gold Reserve Equityholders for the account of Rusoro until Rusoro pays for such Gold Reserve Equity, and to the extent that such dividends, distributions or payments do not exceed the Offered Consideration per Gold Reserve Equity payable by Rusoro pursuant to the Offer, the purchase price per Gold Reserve Equity, as the case may be, pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; (b) in the case of non-cash dividends, distributions, payments, securities, property, rights, assets or other interests, the whole of any such non-cash dividends, distributions, payments, securities, property, rights, assets or other interests shall be received and held by the depositing Gold Reserve Equityholder for the account of Rusoro and shall be required to be promptly remitted and transferred by the depositing Gold Reserve Equityholder to the Depositary for the account of Rusoro, accompanied by appropriate documentation of transfer; and (c) in the case of any cash dividends, distributions or payments in an aggregate amount that exceeds the Offered Consideration per Gold Reserve Equity payable by Rusoro pursuant to the Offer, the whole of any such cash dividend, distribution or payment shall be received and held by the depositing Gold Reserve Equityholders for the account of Rusoro and shall be required to be promptly remitted and transferred by the depositing Gold Reserve Equityholders to the Depositary for the account of Rusoro, accompanied by appropriate documentation of transfer. Pending such remittance, Rusoro will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, securities, property, rights, assets or other interests and may withhold the entire Offered Consideration payable by Rusoro under the Offer or deduct from the Offered Consideration payable by Rusoro under the Offer the amount or value thereof, as determined by Rusoro in its sole discretion.

If the Separation Time does not occur prior to the Expiry Time, a deposit of Gold Reserve Equity will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Gold Reserve to Gold Reserve Equityholders prior to the time that the undersigned’s Gold Reserve Equity is deposited under the Offer, in order for the Gold Reserve Equity to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Gold Reserve Shares and Gold Reserve Equity Units deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time the undersigned deposits its Gold Reserve Equity under the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure set forth in the Offer and the Notice of Guaranteed Delivery. In any case, a deposit of Gold Reserve Equity constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Gold Reserve Shares and Gold Reserve Equity Units deposited under the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed to Gold Reserve Equityholders. Rusoro reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive from the undersigned, prior to taking up the Gold Reserve Equity for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Gold Reserve Shares and Gold Reserve Equity Units deposited by the undersigned.

The undersigned irrevocably constitutes and appoints, effective at and after the time (the “Effective Time”) that Rusoro takes up the Deposited Equity, each director or officer of Rusoro, and any other person designated by Rusoro in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Gold Reserve Equity covered by this Letter of Transmittal or book-entry transfer (which Gold Reserve Equity upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full powers of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Gold Reserve Equityholders:

(a)

to register or record the transfer and/or cancellation of such Purchased Securities to the extent consisting of securities on the appropriate securities registers maintained by or on behalf of Gold Reserve;

(b)

for so long as any such Purchased Securities are registered or recorded in the name of such Gold Reserve Equityholder, to exercise any and all rights of such Gold Reserve Equityholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable laws), as and when requested by Rusoro, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to Rusoro in respect of any or all Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Gold Reserve Equityholder in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Gold Reserve;

(c)

to execute, endorse and negotiate, for and in the name of and on behalf of such Gold Reserve Equityholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Gold Reserve Equityholder; and

(d)	to exercise any other rights of a Gold Reserve Equityholder with respect to such Purchased Securities.

The undersigned accepts the Offer under the terms of this Letter of Transmittal (including book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by such Gold Reserve Equityholder at any time with respect to the Deposited Equity or any Distributions. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Equity or any Distributions by or on behalf of the depositing Gold Reserve Equityholder unless the Deposited Equity are not taken up and paid for under the Offer or are properly withdrawn in accordance with Section 8 of the Offer, “Right to Withdraw Deposited Gold Reserve Equity”.

The undersigned also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction (as defined in the Offer)) of holders of relevant Gold Reserve Equity and, except as may otherwise be agreed to with Rusoro, not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to Rusoro any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by Rusoro as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The undersigned covenants to execute, upon request of Rusoro, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to Rusoro. Each authority herein conferred or agreed to be conferred is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

The Depositary will act as the agent of persons who have deposited Gold Reserve Equity in acceptance of the Offer for the purposes of receiving payment from Rusoro and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Gold Reserve Equity under the Offer.

Settlement with each Gold Reserve Equityholder who has deposited Gold Reserve Equity pursuant to the Offer will be made by the Depositary forwarding a share certificate representing the Rusoro Shares, to which the depositing Gold Reserve Equityholder is entitled. Unless otherwise directed in this Letter of Transmittal, Rusoro Share certificates representing the Offered Consideration will be issued in the name of the registered holder of the Gold Reserve Equity so deposited. Unless the person depositing the Gold Reserve Equity instructs the Depositary to hold the certificates representing the Rusoro Shares will be forwarded by first class insured mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the certificate(s) representing Rusoro Shares will be sent to the address of the holder as shown on the securities registers maintained by or on behalf of Gold Reserve. Certificates representing Rusoro Shares mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. The undersigned further understands and acknowledges that under no circumstances will interest accrue or be paid by Rusoro or the Depositary to persons depositing Gold Reserve Equity on the Offered Consideration of Gold Reserve Equity purchased by Rusoro, regardless of any delay in making such payment.

Any deposited Gold Reserve Equity that are not taken up and paid for by Rusoro pursuant to the terms and conditions of the Offer for any reason will be returned, at Rusoro’s expense, to the depositing Gold Reserve Equityholder as soon as practicable after the Expiry Time or withdrawal or termination of the Offer, by either (i) sending certificates representing the Gold Reserve Equity not purchased by first class insured mail to the address of the depositing Gold Reserve Equityholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities registers maintained by or on behalf of Gold Reserve, or (ii) in the case of Gold Reserve Shares deposited by book-entry transfer of such Gold Reserve Shares pursuant to the procedures set out in “Manner of Acceptance — Acceptance by Book-Entry Transfer” in Section 5 of the Offer, such Gold Reserve Shares will be credited to the depositing holder’s account maintained with CDS or DTC, as applicable.

Gold Reserve Equityholders will not be required to pay any fee or commission if they accept the Offer by depositing their Gold Reserve Equity directly with the Depositary. However, if a Gold Reserve Equityholder who owns Gold Reserve Equity through a broker or other nominee and such broker or other nominee tenders the Gold Reserve Equity on the Gold Reserve Equityholders’ behalf, such broker or other nominee may charge a fee for doing so.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

GOLD RESERVE EQUITYHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A
REGISTRATION AND
PAYMENT INSTRUCTIONS

ISSUE RUSORO SHARES
IN NAME OF:
(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Telephone — Business Hours)

(Tax Identification, Social Insurance or
Social Security Number)

BLOCK B
REGISTRATION AND
DELIVERY INSTRUCTIONS

ISSUE RUSORO SHARES
IN NAME OF:
(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Telephone — Business Hours)

(Tax Identification, Social Insurance or
Social Security Number)

*The delivery instructions given in this Block “B” will also be used to return certificate(s) representing Gold Reserve Equity if required for any reason.

BLOCK C
SPECIAL PICK-UP INSTRUCTIONS

☐  HOLD RUSORO SHARES FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED (check box)

BLOCK D
DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐    CHECK HERE IF GOLD RESERVE EQUITY ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO, ONTARIO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder

Date of Execution of Guaranteed Delivery

Window Ticket Number (if any)

Name of Institution which Guaranteed Delivery

BLOCK E
DETERMINATION OF U.S. GOLD RESERVE EQUITYHOLDERS

A U.S. Gold Reserve Equityholder is any Gold Reserve Equityholder that is either (A) resident in the United States, or (B) acting for the account or benefit of a person resident in the United States.

INDICATE WHETHER OR NOT YOU ARE A U.S. GOLD RESERVE EQUITYHOLDER:

☐  The owner signing this Letter of Transmittal represents that it is not a U.S. Gold Reserve Equityholder.

☐  The owner signing this Letter of Transmittal represents that it is a U.S. Gold Reserve Equityholder.

IF YOU ARE A U.S. GOLD RESERVE EQUITYHOLDER, ALSO COMPLETE BLOCK F BELOW.

BLOCK F
U.S. GOLD RESERVE EQUITYHOLDERS—STATE LAWS

If you are a U.S. Gold Reserve Equityholder, you represent that the person making the investment decision to deposit Gold Reserve Equity under the Offer is resident in the state or other jurisdiction listed in Block A (Registration and Payment Instructions), unless you check the following box and list below the state or other jurisdiction in which such person is resident. If you are acting on behalf of multiple persons located in multiple jurisdictions, please indicate each applicable jurisdiction and the number of Gold Reserve Equity for each jurisdiction.

☐  The owner signing this Letter of Transmittal represents that the person(s) making the investment decision to deposit Gold Reserve Equity under the Offer is (are) resident in the following state(s) or other jurisdiction(s):

GOLD RESERVE EQUITYHOLDER SIGNATURE
By signing below, the Gold Reserve Equityholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed	Dated:	, 20
(if required under Instruction 4):

Authorized Signature of Guarantor	Signature of Gold Reserve Equityholder or Authorized Representative (see Instructions 3, 4 and 5)

Name of Guarantor (please print or type)	Name of Gold Reserve Equityholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Shareholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number

INSTRUCTIONS

1.     Use of Letter of Transmittal

(a)   This Letter of Transmittal, or a manually signed facsimile thereof, properly completed and executed with the signature(s) guaranteed if required in Instruction 4 below, together with accompanying certificate(s) representing the Deposited Equity (or, alternatively, Book-Entry Confirmation with respect thereto) and all other documents required by the terms of the Offer and this Letter of Transmittal must be actually physically received by the Depositary at its offices in Vancouver, British Columbia or Toronto, Ontario set out on the back of this Letter of Transmittal at or prior to 12:00 midnight, Eastern Time at the end of January 21, 2009, unless the Offer is extended or withdrawn (the “Expiry Time”) or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)   The method used to deliver this Letter of Transmittal, any accompanying certificate(s) representing Gold Reserve Equity and all other required documents is at the option and risk of the Gold Reserve Equityholder depositing these documents. Rusoro recommends that these documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon actual physical receipt by the Depositary.

(c)   Gold Reserve Equityholders whose Gold Reserve Equity are registered in the name of an investment advisor, stock broker, bank, trust company or other nominee should immediately contact such nominee for assistance in depositing their Gold Reserve Equity.

2.     Procedure for Guaranteed Delivery

If a Gold Reserve Equityholder wishes to deposit Gold Reserve Equity under the Offer and either the certificate(s) representing the Gold Reserve Equity are not immediately available or the certificate(s) or all other required documents cannot be delivered to the Depositary by the Expiry Time, those Gold Reserve Equity may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)   the deposit is made only at the principal office of the Depositary in Toronto, Ontario, by or through an Eligible Institution (as defined below);

(b)   a properly completed and executed Notice of Guaranteed Delivery (printed on GREEN paper) in the form accompanying the Offer, or a manually signed facsimile thereof, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at or before the Expiry Time at its office in Toronto, Ontario set out in the Notice of Guaranteed Delivery;

(c)   the certificate(s) representing all Deposited Equity, and, if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Gold Reserve Equityholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed as required by the Instructions set out in this Letter of Transmittal (including signature guarantee if required by Instruction 4 below) and all other documents required thereby, are received by the Depositary at its office in Toronto, Ontario set out in this Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)   in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Gold Reserve Equityholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, in proper form for transfer together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed as required by the instructions set out in this Letter of Transmittal (including signature guarantee if required by instruction 4 below) and all other documents required thereby, are received by the

Depositary at its office in Toronto, Ontario set out in this Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Gold Reserve Equityholders.

The Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario set out in the Notice of Guaranteed Delivery and must include a signature guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Gold Reserve Equity and all other required documents to any office other than the Toronto, Ontario office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

3.     Signatures

This Letter of Transmittal must be completed and executed by the Gold Reserve Equityholder accepting the Offer described above or by such holder’s duly authorized representative (in accordance with Instruction 5).

(a)   If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)   Notwithstanding Instruction 3(a), if this Letter of Transmittal is executed by a person other than the registered holder(s) of the certificate(s) deposited herewith, or if the certificate(s) representing Rusoro Shares issuable under the Offer Rusoro Shares, are to be issued or delivered to a person other than the registered holder(s), or if the certificate(s) representing Gold Reserve Equity in respect of which the Offer is not being accepted are to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities registers maintained by or on behalf of Gold Reserve:

(i)    the accompanying certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s); and

(ii)   the signature on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as written on the face of the certificate(s) and must be guaranteed by an Eligible Institution, as noted in Instruction 4 below.

4.     Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Gold Reserve Equity certificate(s) deposited herewith, or if the certificate(s) representing Rusoro Shares issuable under the Offer are to be issued or delivered to a person other than the registered holder(s), or if the certificate(s) representing Gold Reserve Equity in respect of which the Offer is not being accepted are to be returned to a person other than such registered holder(s), or sent to an address other than the address of the registered holder(s) as shown on the securities registers maintained by or on behalf of Gold Reserve, such signature(s) must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.     Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either of Rusoro or the Depositary, in its sole discretion, may require additional evidence of authority or additional documentation.

6.     Delivery Instructions

If any certificate(s) representing Rusoro Shares issuable under the Offer, are to be sent to or, in respect of partial deposits of Gold Reserve Equity, certificates representing Gold Reserve Equity are to be returned to, someone at an address other than the address of the Gold Reserve Equityholder as it appears in Block “A” on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block “B” of this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block “B” is not completed, any certificate(s) Rusoro Shares, will be mailed to the depositing Shareholder at the address of such holder as it appears in Block “A” or, if no address is provided in Block “A”, then it will be mailed to the address of such holder as it appears on the securities registers maintained by or on behalf of Gold Reserve. Any certificate(s) mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.     Partial Deposits

If less than the total number of Gold Reserve Shares and Gold Reserve Equity Units evidenced by any certificate(s) submitted is to be deposited, fill in the number of Gold Reserve Shares and Gold Reserve Equity Units to be deposited in the appropriate space in Box 1 of this Letter of Transmittal. In such case, new certificate(s) for the number of Gold Reserve Shares and Gold Reserve Equity Units not deposited will be sent to the registered holder as soon as practicable after the Expiry Time (unless otherwise provided in Block “B” on this Letter of Transmittal). The total number of Gold Reserve Shares and Gold Reserve Equity Units evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated. Note that this Instruction is not applicable to holders who deposit their Gold Reserve Shares by book-entry transfer.

8.     U.S. State Laws

A Registration Statement on Form F-10 has been filed with the SEC registering the Rusoro Shares in connection with their offer and sale to Gold Reserve Equityholders pursuant to the Offer as required by the U.S. Securities Act. Pursuant to U.S. state securities laws, Rusoro will not be permitted to take up and pay for Gold Reserve Equity owned by a U.S. resident until the offer and sale in the state in which such person is resident has been registered with the applicable state regulatory agency or an exemption from such registration is available. In this regard, Rusoro intends to file the appropriate forms to qualify the Offer in all states in which Gold Reserve Equityholders reside. There can be no assurance that all states will approve the Offer and sale.

Each Gold Reserve Equityholder is requested to complete Block E to indicate whether the Gold Reserve Equityholder is a person that is a U.S. Gold Reserve Equityholder (as defined in Block E, above). In addition, each U.S. Gold Reserve Equityholder is requested to complete Block F identifying the U.S. state(s) in which the person making the decision to accept the Offer is resident. Each Gold Reserve Equityholder, by completing this Letter of Transmittal, acknowledges that Rusoro is relying on the Gold Reserve Equityholder’s replies to Block E and Block F, as applicable, in determining whether the Offer and sale may be made to it under applicable U.S. state laws, and agrees that Rusoro is entitled to determine, in its sole discretion, not to take up and pay for Gold Reserve Equity deposited by a Gold Reserve Equityholder that fails to fully respond thereto, whose response is illegible or whose investment decisions are, or Rusoro, acting in its sole discretion, reasonably believes are, made in a U.S. state that has not, prior to the Expiry Time, approved the Offer and sale in the manner required by applicable state law.

Any deposited Gold Reserve Equity that are not taken up and paid for by Rusoro pursuant to the terms and conditions of the Offer for any reason will be returned, at Rusoro’s expense, in accordance with the procedures set forth in this Letter of Transmittal and the Offer and accompanying Circular.

9.     Miscellaneous

(a)   If the space in Box 1 of this Letter of Transmittal is insufficient to list all certificates for Gold Reserve Equity or SRP Rights, if applicable, additional certificate numbers and number of securities may be included on a separate signed list affixed to this Letter of Transmittal.

(b)   If Deposited Equity are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)   No alternative, conditional or contingent deposits will be acceptable. All depositing Shareholders by execution of this Letter of Transmittal or a manually signed facsimile hereof waive any right to receive any notice of the acceptance of Deposited Equity for payment, except as required by applicable Laws.

(d)   The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(e)   Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

(f)    Rusoro will not pay any fees or commissions to any stock broker, dealer or other person for soliciting tenders of Gold Reserve Equity under the Offer, except as set out in the accompanying Offer and Circular.

(g)   Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

(h)   All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Gold Reserve Equity deposited under the Offer will be determined by Rusoro in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. Rusoro reserves the absolute right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the applicable Laws of any jurisdiction. Rusoro reserves the absolute right to waive any defects or irregularities in the deposit of any Gold Reserve Equity. There shall be no duty or obligation of Rusoro, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. Rusoro’s interpretation of the terms and conditions of the Offer, the Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding.

(i)    Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Information Agent and Depositary at its address provided on the back page of this Letter of Transmittal.

10.  Lost Certificates

If a certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will forward such letter to the registrar and transfer agent for the Gold Reserve Equity so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the Gold Reserve Equity represented by the replacement certificate to be deposited to the Offer prior to the Expiry Time.

11.  Assistance

THE INFORMATION AGENT OR DEPOSITARY (SEE BACK COVER PAGE FOR ADDRESS AND TELEPHONE NUMBERS) OR YOUR INVESTMENT DEALER, STOCK BROKER, TRUST COMPANY

MANAGER, BANK MANAGER, ACCOUNTANT, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL.

THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE HEREOF (TOGETHER WITH CERTIFICATES REPRESENTING DEPOSITED GOLD RESERVE EQUITY, INCLUDING SRP RIGHTS, AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail	By Registered Mail, by Hand or by Courier

Computershare Investor Services Inc.	Computershare Investor Services
P.O. Box 7021, 31 Adelaide Street East	100 University Ave.
Toronto, Ontario M5C 3H2	9th Floor
Attention: Corporate Actions	Toronto, Ontario M5J 2Y1
Canada

By Phone	Computershare Investor Services Inc.
Toll Free (North America): 1-800-564-6253	510 Burrard Street, 2nd Floor
Overseas: 1-514-982-7555	Vancouver, BC V6C 3B9
Canada
Attn: Corporate Actions

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO THE
INFORMATION AGENT:

North American Toll Free Number: 1-888-605-7615

Banks and Brokers call collect: 1-212-806-6859

Any questions and requests for assistance may be directed by Gold Reserve Equityholders to the Information Agent or Depositary at the numbers and location set out above. Gold Reserve Equityholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.